SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2004

PriceSmart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9740 Scranton Road, San Diego CA 92121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 404-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Relationship with Guatemalan Minority Shareholder

As previously disclosed by PriceSmart, Inc. (the “Company”), in July 2003 the 34% minority shareholder in the Company’s Guatemala subsidiary, PriceSmart (Guatemala), S.A., had contended, among other things, that both the Company and the minority shareholder are entitled to receive a 15% annual return upon their respective capital investments in PriceSmart (Guatemala), S.A. As also previously disclosed, the Company has reviewed the claim and other pertinent information and does not concur with the minority shareholder’s conclusion.

The Guatemalan minority shareholder continues to assert a right to receive a 15% annual return on its capital investment. In addition, the minority shareholder has advised the Company that it believes that PriceSmart (Guatemala), S.A. has been inappropriately charged by the Company with regard to various fees, expenses and certain related matters. The Company has responded that it disagrees with virtually all of these additional assertions, and the minority shareholder has advised that it may commission an audit with regard to such matters. The Company expects that it and the Guatemalan minority shareholder will continue to review these matters and discuss their differences, but there can be no assurance of a mutually acceptable resolution via negotiation of these matters.

The Company believes that the ultimate resolution of the pending issues with the Guatemalan minority shareholder will not have a material adverse effect on its business, financial condition, operating results, cash flow or liquidity. However, in the event the parties are unable to amicably resolve their differences it is possible that a party may initiate litigation, which is inherently unpredictable, and thus it is possible that the ultimate outcome could have a material adverse effect on the Company’s business, financial condition, operating results, cash flow or liquidity in a particular period.

Relationship with Philippines Minority Shareholders

As previously disclosed, the Company had previously utilized the importation and exportation business of a principal of one of its minority shareholders in the Philippines for the movement of merchandise inventories both to and from Asian regions to its warehouse clubs operating in Asia. As also previously disclosed, the Company subsequently utilized an affiliate of this principal as an import broker for the importation of merchandise into the Philippines. Effective September 2004, the Company discontinued its use of the importation and exportation business and import broker services affiliated with the principal.

In addition, the Company’s two minority shareholders in the Philippines (which together comprise a 48% ownership interest in the Company’s Philippine operations (PSMT Philippines, Inc.)) have taken the position that an “impasse” of the Board of Directors of PSMT Philippines, Inc. has been reached with respect to decisions on certain key operational matters. These minority shareholders have therefore sought to invoke the “buy-sell” provisions of the parties’ Shareholders’ Agreement (pursuant to which one shareholder may offer to purchase the interest of the other shareholders (at an appraised value) at which point the offeree shareholder may make a counter offer and the process continues until an offer is accepted). The Company contends, among other things, that pursuant to the terms of the Shareholders’ Agreement no “impasse” can be reached (and hence the buy-sell provisions do not become applicable) until after the respective shareholders’ principal representatives have met to discuss pending issues. It is currently anticipated that the Company and the Philippine minority shareholders will continue to review these matters and discuss differences, but there can be no assurance of a mutually acceptable resolution via negotiation of these matters.

The Company believes that the ultimate resolution of the pending issues with the Philippines minority shareholders will not have a material adverse effect on its business, financial condition, operating results, cash flow or liquidity. However, in the event the parties are unable to amicably resolve their differences it is possible that a party may initiate litigation, which is inherently unpredictable, and thus it is possible that the ultimate outcome could have a material adverse effect on the Company’s business, financial condition, operating results, cash flow or liquidity in any particular period.

Philippines Sales Trends and Projected Losses

The Company’s Philippines operations, consisting of four warehouse clubs in Metro Manila (along with one former and currently unoccupied warehouse club), are performing well below management’s expectation, with sales growth below plan resulting in operating losses and negative cash flow over the past year (including the most recent fiscal quarter). The Company believes that two primary reasons for these results are: (i) the business has not been adequately capitalized; and (ii) the distribution of U.S. merchandise to the Philippines has not been maintained at a sufficiently consistent level. However, the Company continues to believe that the Philippines could be a viable and profitable market for PriceSmart and continues its efforts to improve the business there. There is no guarantee, however, that the Company will be successful in these efforts, and operating losses and negative cash flow could continue for the foreseeable future.

Relationship with China Licensee

During the past ten months, representatives of the Company and its China licensee have communicated with one another regarding payments to be made by the Licensee to the Company under the PRC Technology License Agreement (Amended) entered into in February 2001. In this regard, the licensee has failed to satisfy certain of these payment obligations, has asked the Company to relieve it from some of the payment obligations, and has sought related modifications to the parties’ relationship. During the pendency of the parties’ discussions, the Company agreed to a temporary moratorium on certain payment obligations. In October 2004, the Company concluded that, in view of the lack of substantive progress arising from the parties’ discussions, it should proceed with sending a notice of default relating to the licensee’s non-payment. Accordingly, on October 7, 2004, the Company issued a notice of default to the licensee, demanding the payment of no less than $1,403,845 within 30 days. The notice further advises that in the event payment is not timely made, the Company plans to terminate the PRC Technology License Agreement (Amended), as well as the PRC Trademark License Agreement which also has been entered into by the Company and the licensee. In the event the subject payment is not timely made, the Company will write off $544,870 and will not record revenue from this license relationship in the fourth quarter.

Tax Contingencies

As previously disclosed, the Company operates in multiple international jurisdictions which creates certain risks regarding the interpretation and enforcement of tax laws and regulations. Specific matters which have recently come to the Company’s attention in this respect are:

1.	The government of Costa Rica has notified the Company that it disagrees with the Company’s treatment of certain inter-company transactions, and claims a total of $2.5 million in back taxes, penalties and interest. The Company has reviewed such matters, believes that it has an appropriate defense to these claims, and has submitted information to the relevant authorities in support of the Company’s position.

2.	As part of its ongoing assessment of the applicability of the relevant tax laws in the various countries in which it operates, the Company has determined that a potential incremental tax liability exists regarding the Company’s past treatment of certain inter-company transactions. Accordingly, the Company will recognize an additional $1.7 million tax expense in the fourth quarter of fiscal 2004.

Asset Impairment and Closure Costs

The Company will be taking a non-cash charge of $544,000 in the fourth quarter related to the continuing lease obligation for its previously closed warehouse club in Guatemala. The Company had previously taken a $3,788,000 charge in FY 2003 at the time of the club’s closing. This additional charge reflects the Company’s current assessment as to the expected future cash flows associated with a sublease of this location. Further, the Company will take an additional non-cash charge of approximately $1.5 million to write-down the value of certain pre-paid assets based upon the Company’s updated assessment of recoverability of those assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2004	PRICESMART, INC.

	By:	/s/ JOHN M. HEFFNER
John M. Heffner Chief Financial Officer